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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Plan and 1999 Employee Stock Purchase Plan of GoTo.com, Inc. of our report dated February 8, 2000, with respect to the financial statements of GoTo.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Plan and 1999 Employee Stock Purchase Plan of GoTo.com, Inc. of our report dated January 31, 2000, with respect to the financial statements of Cadabra Inc. included in the Current Report (Form 8-K/A) of GoTo.com, Inc. filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Plan and 1999 Employee Stock Purchase Plan of GoTo.com, Inc. of our report dated February 26, 2000, with respect to the financial statements of AuctionRover.com, Inc. included in the Current Report (Form 8-K) of GoTo.com filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


Los Angeles, California
August 2, 2000



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